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                                                                   EXHIBIT 10.36

                                  January 30, 1998, as amended December 30, 1998

PERSONAL AND CONFIDENTIAL
Mr. T. Maeizumi
Managing Director
Euro quality Assurance Ltd.
c/o Strand Europe Ltd.
Strand House, Galway Road
Blackbushe Business Park
Yateley, Hampshire
GU46 6GE

        RE: ACQUISITION OF CERTAIN OF THE ASSETS OF EURO QUALITY ASSURANCE LTD. AND COVENANTS NOT TO COMPETE/CONFIDENTIALITY.

Dear Mr. Maeizumi:

        This letter will constitute our agreement of the purchase by Universal Electronics B.V., a corporation formed under the laws of The Netherlands ("Purchaser"), from Euro quality Assurance, Ltd., a corporation formed under the laws of Hong Kong ("Seller"), of certain of Seller's assets and the purchase from you ("Maeizumi") and Seller of certain covenants not to compete/confidentiality, all upon the following terms and conditions:

        1. SALE OF ASSETS. Subject to the terms and conditions of this Agreement, each of Seller and Maeizumi shall, upon the Closing referred to below, sell, transfer, assign, convey and deliver to Purchaser, and Purchaser agrees to purchase from Seller and take possession of all good and marketable title, including without limitation all of Seller's right, title, and interest, free and clear from all liens and encumbrances of whatever kind and nature, in and to the following assets (collectively, the "Assets") used or useful in the operation of Seller's business of selling and/or servicing products and/or services which utilize or involve infrared and/or radio frequency technology in remote control applications for use, sale or distribution in the consumer electronics industry (the business conducted by the Seller is hereinafter referred to as the "Business"):

                (a) RECORDS. All records and files attributable to the Assets and the operation of the Business which are mutually agreed upon by the parties, including but not limited to, records relating to customers and suppliers, payment records and correspondence, except, however, such records and files as are required by applicable laws to be kept by Seller (the "Records"). Copies of all such documents retained by Seller shall be made available to Purchaser upon request.

                (b) COVENANTS NOT TO COMPETE/CONFIDENTIALITY. An agreement by each of Seller and Maeizumi to not compete with Purchaser and keep confidential certain proprietary information sold by Seller to Purchaser hereunder, all upon such terms and conditions set forth in Section 12 hereof ("Covenants Not to Compete/Confidentiality").